Exhibit 5.1

December 27, 2010

Greektown Superholdings, Inc.
555 East Lafayette
Detroit, MI 48226

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Greektown Superholdings, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation and filing of Amendment No. 4 to the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Issuer and the Guarantors (as defined below) on December 27, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Upon the effectiveness of and pursuant to the Registration Statement, the Issuer proposes to offer to exchange up to $280,167,000 aggregate principal amount of the Issuer’s Series A 13% Senior Secured Notes due 2015 and $104,833,000 aggregate principal amount of the Issuer’s Series B 13% Senior Secured Notes due 2015 (collectively, the “Exchange Notes”) and the guarantees thereof (the “Exchange Guarantees”) by certain subsidiaries of the Issuer incorporated or formed pursuant to the laws of the State of Delaware and listed on Schedule I hereto (collectively, the “DE Guarantors”) and other subsidiaries of the Issuer listed on Schedule II hereto (collectively, the “Michigan Guarantors,” and together with the DE Guarantors, the “Guarantors”) for an equal aggregate principal amount of the Issuers’ outstanding unregistered Series A 13% Senior Secured Notes due 2015 and Series B 13% Senior Secured Notes due 2015 issued on June 30, 2010 (the “Initial Notes”) and the Guarantors’ guarantees thereof (the “Initial Guarantees”). The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture, dated as of June 30, 2010 (the “Indenture”), by and among the Issuers, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), which Indenture is filed as Exhibit 4.3 to the Registration Statement. This opinion is being furnished to the Issuer in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Exchange Notes and the Exchange Guarantees.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In our examination, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer and the DE Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer and the Guarantors.

In rendering the opinions expressed below, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and Collateral Agent and constitutes a legal, valid and binding agreement of the Trustee and Collateral Agent, (b) the Registration Statement will have been declared effective by the Commission, (c) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and (d) the Initial Notes have been, and the Exchange Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture and as described in the Registration Statement.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.

When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Issuer in exchange for the Initial Notes in the manner contemplated by the prospectus included in the Registration Statement, then the Exchange Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

2.

When the Exchange Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Issuer in exchange for the Initial Notes in the manner contemplated by the prospectus included in the Registration Statement, and

1

when the Exchange Guarantees have been duly executed in accordance with the terms of the Indenture, then the Exchange Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

The opinions rendered above are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally or debtors’ obligations generally, principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware and the Business Corporation Law of the State of New York (including the statutory provisions and reported judicial decisions interpreting such law). In so far as the opinions expressed herein with respect to the Michigan Guarantors relate to or are dependent upon matters governed by the laws of the State of Michigan, we have relied solely on the opinions of Dickinson Wright PLLC, attached hereto as Exhibit A. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dechert LLP

2

Schedule I

DE Guarantors

Greektown Newco Sub, Inc.

3

Schedule II

Michigan Guarantors

Greektown Holdings, L.L.C.

Greektown Casino, L.L.C.

Contract Builders Corporation

Realty Equity Company, Inc.

4

Exhibit A

Opinion of Dickinson Wright PLLC

5

215 S. Washington Square, Suite 200 Lansing, Michigan 48933-1816 Telephone: (517) 371-1730 Facsimile: (517) 487-4700 http://www.dickinsonwright.com

December 27, 2010

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Ladies and Gentlemen:

          We have acted as special Michigan counsel to Greektown Superholdings, Inc., a Delaware corporation (the “Issuer”) and certain subsidiaries of the Issuer incorporated or formed pursuant to the laws of the State of Michigan and listed on Schedule 1 hereto (collectively, the “Guarantors”) in connection with the preparation and filing of Amendment No. 4 to the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Issuer and the Guarantors on December 27, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Upon the effectiveness of and pursuant to the Registration Statement, the Issuer proposes to offer to exchange up to $280,167,000 aggregate principal amount of the Issuer’s Series A 13% Senior Secured Notes due 2015 and $104,833,000 aggregate principal amount of the Issuer’s Series B 13% Senior Secured Notes due 2015 (collectively, the “Exchange Notes”) and the guarantees thereof (the “Exchange Guarantees”) by certain subsidiaries of the Issuer incorporated or formed pursuant to the laws of the State of Delaware and the State of Michigan, including the Guarantors, for an equal aggregate principal amount of the Issuers’ outstanding unregistered Series A 13% Senior Secured Notes due 2015 and Series B 13% Senior Secured Notes due 2015 issued on June 30, 2010 (the “Initial Notes”) and the Guarantors’ guarantees thereof (the “Initial Guarantees”). The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture, dated as of June 30, 2010 (the “Indenture”), by and among the Issuers, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), which Indenture is filed as Exhibit 4.3 to the Registration Statement. This opinion is being furnished to the Issuer in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Exchange Guarantees.

          In our capacity as such counsel, we have also reviewed originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates and instruments and have made such investigations as in our judgment are necessary to enable us to render the opinions expressed below. In our capacity as such counsel, we have also reviewed copies of the following documents and relied on the following information for matters of fact:

               i. a certified copy of the Articles of Organization of Greektown Holdings, L.L.C. (“Holdings”) dated September 15, 2005, as amended thereafter, organizing Holdings as a Michigan limited liability company, certified on October 22, 2010, by the Bureau of Commercial Services of the Michigan Department of Energy, Labor & Economic Growth (the “Bureau”);

C o u n s e l o r s   A t   L a w

D E T R O I T	N A S H V I L L E	W A S H I N G T O N, D . C .	T O R O N T O	P H O E N I X	L A S V E G A S

	B L O O M F I E L D H I L L S	A N N A R B O R	L A N S I N G	G R A N D R A P I D S

               ii. a Certificate of Good Standing of Holdings certified by the Bureau on October 22, 2010;

               iii. a certified copy of the Amended and Restated Operating Agreement of Holdings certified by the Manager of Holdings on October 28, 2010;

               iv. a certified copy of the Articles of Organization of Greektown Casino, L.L.C. (“Casino”) dated February 27, 1997, as amended thereafter, organizing Casino as a Michigan limited liability company, certified on October 22, 2010, by the Bureau;

               v. a Certificate of Good Standing of Casino certified by the Bureau on October 22, 2010;

               vi. a certified copy of the Amended and Restated Operating Agreement of Casino certified by the Manager of Casino on October 28, 2010;

               vii. a certified copy of the Articles of Incorporation of Realty Equity Company, Inc. (“Realty”) dated January 3, 1935, as amended thereafter, organizing Realty as a Michigan corporation, certified on October 22, 2010, by the Bureau;

               viii. a Certificate of Good Standing of Realty certified by the Bureau on October 22, 2010;

               ix. a certified copy of the Amended and Restated Bylaws of Realty certified by the Secretary of Realty on October 28, 2010;

               x. a certified copy of the Articles of Incorporation of Contract Builders Corporation (“CBC”) dated November 7, 1977, as amended thereafter, organizing CBC as a Michigan corporation, certified on October 22, 2010, by the Bureau;

               xi. a Certificate of Good Standing of CBC certified by the Bureau on October 22, 2010; and

               xii. a certified copy of the Amended and Restated Bylaws of CBC certified by the Secretary of CBC on October 28, 2010.

The documents listed in paragraphs (i) through (xii), above, are sometimes collectively referred to herein as the “Formation Documents”.

          We have also examined such other records, documents, resolutions, certificates and instruments, and have made such investigations as in our judgment are necessary to enable us to render the opinions expressed below.

     For purposes of this opinion, we have, with your permission, assumed, without investigation, verification or inquiry, the following:

     (a) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, telecopied, facsimile or photostatic copies, the authenticity and completeness of the originals of such copies, and the absence of any understandings, waivers, or amendments which would vary the terms of any of the documents which we have examined or which would have an effect on the opinions rendered herein;

     (b) all parties to the Indenture, Registration Statement, Exchange Notes and Exchange Guarantees (other than the Guarantors) are duly organized, validly existing and in good standing under federal law and the laws of their respective jurisdictions of incorporation or formation;

     (c) execution and delivery of, and performance of its obligations under, the Indenture, Registration Statement, Exchange Notes and Exchange Guarantees in the form which we have reviewed are within the powers of each of the parties thereto (other than the Guarantors), have been duly authorized by all necessary corporate action of each of the parties thereto (other than the Guarantors), and have been duly executed and delivered by each of the parties thereto;

     (d) each of the parties to the Indenture, Registration Statement, Initial Notes, Exchange Notes and Exchange Guarantees (other than the Guarantors) has complied or will comply with all laws, regulations, and orders applicable to it in connection with the consummation of the transactions contemplated thereby;

     (e) the Indenture, Registration Statement, Initial Notes, Exchange Notes and Exchange Guarantees are legal, valid and binding obligations of, and are enforceable in accordance with their respective terms against, each of the parties thereto (other than the Guarantors) under federal law and the law of the state of formation of the Guarantors, by which it is expressly stated to be governed;

     (f) the Registration Statement will have been declared effective by the Commission;

     (g) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; and

     (h) the Initial Notes have been, and the Exchange Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture and as described in the Registration Statement.

     As to questions of fact relevant to this opinion, we have relied upon certificates and/or representations and warranties of officers and representatives of the Issuer, Guarantor or of public officials, including, without limitation, the representations and warranties of the Issuer and Guarantors contained in the Indenture, Registration Statement, Initial Notes, Exchange Notes and Exchange Guarantees. We have assumed the truth and accuracy of the representations and warranties of the Guarantors in the Indenture, Registration Statement, Initial Notes, Exchange Notes and Exchange Guarantees.

     Based upon the foregoing and subject to the qualifications stated herein, it is our opinion that:

     1. Each Guarantor has all requisite corporate or limited liability company power, as applicable, and authority to execute, deliver and perform their obligations under the Guarantees.

     2. The Guarantees have been duly executed and delivered by each Guarantor.

The opinions herein expressed are subject to the following limitations and qualifications:

(a)	We express no opinion on the effect of any federal or state securities laws or antitrust laws.

(b)	We express no opinion on whether any required governmental, regulatory, or third party approvals have been given.

(c)

This opinion letter is qualified to the extent that the enforceability of the rights and remedies set forth in the Indenture, Registration Statement, Initial Notes, Exchange Notes and Exchange Guarantees may be limited by bankruptcy, insolvency, fraudulent conveyance or other laws affecting creditors’ rights generally, now existing or hereafter enacted, and by the application of general principles of equity including those relating to equitable subordination.

(d)

We express no opinion on the investment quality of the Initial Notes or Exchange Notes, and we have not investigated or examined the facts, figures or financial statements or other representations made to you respecting the Issuer. We are also not expressing an opinion as to whether the facts, figures or financial statements or other representations made to you respecting the Issuer contain any untrue statements of material facts or omit to state any material facts necessary to make the statements made not misleading.

     This opinion is limited in all respects to matters arising under the law of the State of Michigan, and, to the extent addressed herein, the Federal law of the United States of America. We do not express any opinion concerning any other law. This opinion is predicated solely upon laws and regulations in existence as of the effective date of the Registration Statement, and as they apply as of the effective date of the Registration Statement, and to the facts as they exist as of the effective date of the Registration Statement. We assume no obligation to revise or supplement this opinion should such matters change by legislative action, judicial decision or otherwise.

     This opinion is limited to the matters set forth herein and no opinion is intended to be implied or may be inferred beyond those expressly stated herein.

Very truly yours,

/s/ Dickinson Wright PLLC

RWS/PJK

SCHEDULE 1

GUARANTORS

1.	Greektown Holdings, L.L.C.
2.	Greektown Casino, L.L.C.
3.	Realty Equity Company, Inc.
4.	Contract Builders Corporation